EXHIBIT 99.1

EXTRA SPACE STORAGE INC.

PH (801) 562-5556

FAX (801) 562-5579

2795 E. Cottonwood Pkwy. Ste. 400

Salt Lake City, Utah 84121

info@extraspace.com

www.extraspace.com

FOR IMMEDIATE RELEASE

Extra Space Storage Inc. and Prudential Real Estate Investors Announce Closing of Acquisition of Storage USA from GE Commercial Finance

•	Extra Space Storage becomes second largest self-storage operator in the U.S.

SALT LAKE CITY, Utah, July 14, 2005 – Extra Space Storage Inc. (the “Company”) (NYSE: EXR) and joint venture partner Prudential Real Estate Investors (“PREI”), the real estate investment and advisory business of Prudential Financial, Inc., announced today the closing of the acquisition of Storage USA from GE Commercial Finance, the business-to-business financial services unit of the General Electric Corp. (NYSE: GE) for approximately $2.3 billion in cash. The transaction is the largest to date in the self-storage industry and makes the Company the second largest self-storage operator in the U.S. with over 630 properties owned or under management.

As a result of the acquisition, the Company owns one-hundred percent of 61 Storage USA properties, and through the PREI joint venture, has an ownership interest in an additional 259 Storage USA properties. The Company also acquires Storage USA’s equity interest in 54 joint venture properties, and assumes the management of 84 franchise and managed properties.

Kenneth M. Woolley, Chairman and CEO of Extra Space Storage said: “The closing of this transaction is a tremendous achievement for Extra Space Storage and our partners at Prudential Real Estate Investors. We are acquiring well-located, high quality properties, with the majority of them located in our current core markets. We believe that with our scalable technology systems and operational processes we will be able to add value throughout this expanded portfolio. The transaction will also provide value to our shareholders, and is consistent with our strategy to become a major force in the U.S. self-storage industry.”

PREI is acquiring the self-storage properties on behalf of investors in its open-end commingled funds, and two individual client accounts.

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Forward Looking Statements:

When used within this document, the words “believes,” “anticipates,” “projects,” “should,” “estimates,” “expects,” and similar expressions are intended to identify “forward-looking statements” within the meaning of Section 27-A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such forward-looking statements involve known and unknown risks, uncertainties, and other factors, which may cause the actual results, performance or achievements of the Company to be materially different from those expressed or implied in the forward-looking statements. Such factors include, but are not limited to, changes in general economic conditions and in the markets in which the Company operates:

•	the effect of competition from new self-storage facilities or other storage alternatives, which would cause rents and occupancy rates to decline;

•	the Company’s ability to effectively compete in the industry in which it does business;

•	difficulties in the Company’s ability to evaluate, finance and integrate acquired and developed properties into the Company’s existing operations and to fill up those properties, which could adversely affect the Company’s profitability;

•	the impact of the regulatory environment as well as national, state, and local laws and regulations including, without limitation, those governing Real Estate Investment Trusts, which could increase the Company’s expense and reduce the Company’s cash available for distribution;

•	difficulties in raising capital at reasonable rates and on reasonable terms, which could impede the Company’s ability to grow; and

•	delays in the development and construction process, which could adversely affect the Company’s profitability; and economic uncertainty due to the impact of war or terrorism which could adversely affect its business plan.

The Company disclaims any obligation to publicly release the results of any revisions to these forward-looking statements reflecting new estimates, events or circumstances after the date of this report.

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About Extra Space Storage Inc.

Extra Space Storage Inc., headquartered in Salt Lake City, Utah, is a Real Estate Investment Trust that operates over 630 self-storage properties in 34 states including Washington, D.C. The Company’s properties comprise more than 400,000 units and 43 million square feet rented by over 330,000 tenants. The Company is the second largest operator of self storage in the U.S. Additional Extra Space Storage information is available at www.extraspace.com.

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For Information:

James Overturf	William Coffin	Theresa Miller
Extra Space Storage Inc.	CCG Investor Relations	Prudential Financial, Inc.
(801) 365-4501	(310) 477-9800	(973) 802-7455